July 2020

Preliminary Terms No. 4,423
Registration Statement Nos. 333-221595; 333-221595-01
Dated June 25, 2020
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger PLUS, or “Trigger PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index, which we refer to as the underlying indices. At maturity, if each underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying index. If any of the underlying indices depreciates in value, but the final index value of each underlying index is greater than or equal to 70% of the respective initial index value, which we refer to as the respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying index, which will be effectively limited to a 30% return. However, if the final index value of any underlying index is less than its respective trigger level, investors will lose a significant portion or all of their investment, resulting in a loss of 1% for every 1% decline in the worst performing underlying index from its initial index value. Investors may lose their entire initial investment in the Trigger PLUS. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying indices, a decline in any underlying index below its respective trigger level will result in a significant loss of your investment, even if the other underlying indices have appreciated or have not declined as much. These long-dated Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying indices and forgo current income in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the worst performing underlying index. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 5, 2025
Underlying indices:	Dow Jones Industrial AverageSM (the “INDU Index”), Russell 2000® Index (the “RTY Index”) and S&P 500® Index (the “SPX Index”)
Valuation date:	July 31, 2025, subject to postponement for non-index business days and certain market disruption events
Aggregate principal amount:	$
Payment at maturity:

If the final index value of each underlying index is greater than its respective initial index value,

$1,000 + leveraged upside payment

If the final index value of any underlying index is less than or equal to its respective initial index value, but the final index value of each underlying index is greater than or equal to its respective trigger level:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

If the final index value of any underlying index is less than its respective trigger level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of at least 30%, and possibly all of your investment.

Leveraged upside payment:	$1,000 × leverage factor × index percent change of the worst performing underlying index
Leverage factor:	130% to 145% (applicable only if the final index value of each underlying index is greater than its respective initial index value). The actual leverage factor will be determined on the pricing date.
Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Worst performing underlying index:	The underlying index with the lowest index percent change
Index performance factor	With respect to each underlying index, final index value / initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Initial index value:

With respect to the INDU Index,           , which is the index closing value of such index on the pricing date

With respect to the RTY Index,           , which is the index closing value of such index on the pricing date

With respect to the SPX Index,           , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Trigger level:

With respect to the INDU Index,           , which is 70% of the initial index value of such index

With respect to the RTY Index,           , which is 70% of the initial index value of such index

With respect to the SPX Index,           , which is 70% of the initial index value of such index

Stated principal amount / Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	July 31, 2020
Original issue date:	August 5, 2020 (3 business days after the pricing date)
CUSIP / ISIN:	61771BQM9 / US61771BQM99
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $917.00 per Trigger PLUS, or within $55.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$
(1)	The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)	MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)	See “Use of proceeds and hedging” on page 21.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017          Index Supplement dated November 16, 2017          Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for any positive performance of the worst performing underlying index

▪	To potentially outperform the worst performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index by taking advantage of the leverage factor, with no limitation on the appreciation potential

▪	To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying index

Maturity:	5 years
Leverage factor:	130% to 145% (applicable only if the final index value of each underlying index is greater than its respective initial index value). The actual leverage factor will be determined on the pricing date.
Trigger level:	With respect to the INDU Index, 70% of the initial index value With respect to the RTY Index, 70% of the initial index value With respect to the SPX Index, 70% of the initial index value
Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS.
Coupon:	None

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $917.00, or within $55.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread

July 2020	Page 2

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

July 2020	Page 3

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Dual Directional Trigger PLUS offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index. In exchange for the leverage and absolute return features, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. At maturity, an investor will receive an amount in cash based upon the closing value of the worst performing underlying index on the valuation date. The Trigger PLUS are unsecured obligations of ours, and all payments on the Trigger PLUS are subject to our credit risk. Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance

The Trigger PLUS offer investors an opportunity to receive 130% to 145% of the positive return of the worst performing of the underlying indices, if each underlying index has appreciated in value.  The actual leverage factor will be determined on the pricing date.

Absolute Return Feature

The Trigger PLUS enable investors to obtain an unleveraged positive return if the final index value of any underlying index is less than its respective initial index value but only if the final index value of the worst performing underlying index is greater than or equal to the respective trigger level.

Upside Scenario

Each underlying index increases in value and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 130% to 145% of the index percent change of the worst performing underlying index.  The actual leverage factor will be determined on the pricing date.

Absolute Return Scenario

The final index value of the worst performing index is less than the respective initial index value but is greater than or equal to the respective trigger level.  In this case, you receive a 1% positive return on the Trigger PLUS for each 1% negative return on the worst performing underlying index. For example, if the final index value of the worst performing underlying index is 10% less than its respective initial index value, the Trigger PLUS will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 30% return at maturity.

Downside Scenario

Any underlying index declines in value such that, at maturity, the final index value of the worst performing index is less than the respective trigger level. In this case, the Trigger PLUS will redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in value of the worst performing underlying index over the term of the Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying indices, a decline in any underlying index below its respective trigger level will result in a significant loss of your investment, even if the other underlying indices have appreciated or have not declined as much.

July 2020	Page 4

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial index value and trigger level for each underlying index will be determined on the pricing date. The payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per PLUS
Hypothetical leverage factor:	130%. The actual leverage factor will be determined on the pricing date.
Hypothetical trigger level:

With respect to the INDU Index, 16,800, 70% of the respective hypothetical initial index value

With respect to the RTY Index, 980, 70% of the respective hypothetical initial index value

With respect to the SPX Index, 2,100, 70% of the respective hypothetical initial index value

Hypothetical initial index value:	With respect to the INDU Index: 24,000 With respect to the RTY Index: 1,400 With respect to the SPX Index: 3,000

EXAMPLE 1: Each underlying index appreciates over the term of the Trigger PLUS, and investors receive the stated principal amount plus the leveraged upside payment, calculated based on the index percent change of the worst performing underlying index.

Final index value		INDU Index: 26,400 RTY Index: 1,960 SPX Index: 3,600
Index percent change		INDU Index: (26,400 – 24,000) / 24,000 = 10% RTY Index: (1,960 – 1,400) / 1,400 = 40% SPX Index: (3,600 – 3,000) / 3,000 = 20%
Payment at maturity	=	$1,000 + leveraged upside payment
	=	$1,000 + ($1,000 × leverage factor × index percent change of the worst performing underlying index)
	=	$1,000 + ($1,000 × 130% × 10%)
	=	$1,130

In example 1, the final index value of each of the INDU Index, the RTY Index and the SPX Index is greater than its initial index value. The INDU Index has appreciated by 10%, the RTY Index has appreciated by 40% and the SPX Index has appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus 130% of the appreciation of the worst performing underlying index, which is the INDU Index in this example. Investors receive a payment at maturity of $1,130 per Trigger PLUS (assuming a hypothetical leverage factor of 130%). The actual leverage factor will be determined on the pricing date.

EXAMPLE 2: One underlying index appreciates, while the other two underlying indices decline over the term of the Trigger PLUS but no underlying index declines below the respective trigger level.

Final index value	INDU Index: 31,200
RTY Index: 1,120
SPX Index: 2,550
July 2020	Page 5

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Index percent change		INDU Index: (31,200 – 24,000) / 24,000 = 30% RTY Index: (1,120 – 1,400) / 1,400 = -20% SPX Index: (2,550 – 3,000) / 3,000 = -15%
Payment at maturity	=	$1,000 + ($1,000 × absolute index return of the worst performing underlying index)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200

In example 2, the final index value of the INDU Index is greater than its initial index value, while the final index values of the RTY Index and the SPX Index are less than their respective initial index values, but are greater than or equal to their respective trigger levels. The INDU Index has appreciated by 30% while the RTY Index has declined by 20% and the SPX Index has declined by 15%. Investors will receive the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which is the RTY Index in this example. Investors receive $1,200 per security at maturity. In this example, investors receive a positive return even though the SPX Index declined by 15% and the RTY Index declined by 20% due to the absolute return feature of the Trigger PLUS and because none of the underlying indices declined beyond its respective trigger level.

EXAMPLE 3: Two underlying indices appreciate while one underlying index declines over the term of the Trigger PLUS, and the final index value of the worst performing underlying index is less than the respective trigger level.

Final index value		INDU Index: 31,200 RTY Index: 560 SPX Index: 3,150
Index percent change		INDU Index: (31,200 – 24,000) / 24,000 = 30% RTY Index: (560 – 1,400) / 1,400 = -60% SPX Index: (3,150 – 3,000) / 3,000 = 5%
Payment at maturity	=	$1,000 × [index performance factor of the worst performing index]
	=	$1,000 × (560 / 1,400)
	=	$400

In example 3, the final index values of the INDU Index and the SPX Index are greater than their respective initial index values, while the final index value of the RTY Index has declined below the trigger level. The INDU Index has appreciated by 30%, the SPX Index has appreciated by 5% and the RTY Index has depreciated by 60%. Because the final index value of the RTY Index has declined below the trigger level, the absolute return feature is no longer available and investors are instead exposed to the negative performance of the RTY Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $400 per Trigger PLUS.

EXAMPLE 4: Each underlying index declines below its respective initial index value but no underlying index declines below the respective trigger level.

Final index value		INDU Index: 18,000 RTY Index: 1,260 SPX Index: 2,550
Index percent change		INDU Index: (18,000 – 24,000) / 24,000 = -25% RTY Index: (1,260 – 1,400) / 1,400 = -10% SPX Index: (2,550 – 3,000) / 3,000 = -15%
Payment at maturity	=	$1,000 + ($1,000 × absolute index return of the worst performing underlying index)
July 2020	Page 6

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

=	$1,000 + ($1,000 × 25%)
=	$1,250

In example 4, the final index value of each of the INDU Index, the RTY Index and the SPX Index is less than its respective initial index value but no underlying index declines below the respective trigger level. The INDU Index has declined by 25%, the RTY Index has declined by 10% and the SPX Index has declined by 15%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which is the INDU Index in this example. Investors receive $1,250 per Trigger PLUS at maturity.

EXAMPLE 5: Each underlying index declines below its respective trigger level, and investors are therefore exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		INDU Index: 7,200 RTY Index: 560 SPX Index: 1,350
Index percent change		INDU Index: (7,200 – 24,000) / 24,000 = -70% RTY Index: (560 – 1,400) / 1,400 = -60% SPX Index: (1,350 – 3,000) / 3,000 = -55%
Payment at maturity	=	$1,000 × [index performance factor of the worst performing index]
	=	$1,000 × (7,200 / 24,000)
	=	$300

In example 5, the final index value of each of the INDU Index, the RTY Index and the SPX Index is less than its respective trigger level. The INDU Index has declined by 70%, the RTY Index has declined by 60% and the SPX Index has declined by 55%. Therefore, the absolute return feature is no longer available and investors are instead exposed to the negative performance of the INDU Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $300 per Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying indices, a decline in any underlying index below its respective trigger level will result in a significant loss of your investment, even if the other underlying indices have appreciated or have not declined as much.

July 2020	Page 7

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

▪	The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of any principal at maturity. If the final index value of any underlying index is less than the respective trigger level (which is 70% of the respective initial index value), the absolute return feature will no longer be available and the payout at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full decrease in the value of the worst performing underlying index over the term of the Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

▪	You are exposed to the price risk of each underlying index. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying index. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the Trigger PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. If any underlying index declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying index at maturity, even if the other underlying indices have appreciated or have not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of each underlying index.

▪	Because the Trigger PLUS are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying index. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to just the performance of one underlying index. With three underlying indices, it is more likely that any underlying index will decline to below its trigger level as of the valuation date, than if the Trigger PLUS were linked to only one underlying index. Therefore it is more likely that you will suffer a significant loss on your investment.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlying indices may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

▪	The Trigger PLUS are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the Trigger PLUS are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization

July 2020	Page 8

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the Trigger PLUS is not linked to the values of the underlying indices at any time other than the valuation date. The final index value of each underlying index will be based on the index closing value of such index on the valuation date, subject to adjustment for non-index business days and certain market disruption events. Even if each underlying index appreciates prior to the valuation date but the value of any underlying index drops by the valuation date to below its trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

▪	Investing in the Trigger PLUS is not equivalent to investing in the underlying indices. Investing in the Trigger PLUS is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying indices.

▪	Adjustments to the underlying indices could adversely affect the value of the Trigger PLUS. The publisher of each underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of each underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing

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Morgan Stanley Finance LLC

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪	The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. MS & Co. and some of our other affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase the trigger level for such underlying index, which is the level at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect whether the value of an underlying index on the valuation date is below the respective trigger level, and, therefore, whether an investor would receive significantly less than the stated principal amount of the Trigger PLUS at maturity (depending also on the performance of the other underlying indices).

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial index values, the trigger levels and the final index values, including whether any underlying index has decreased to below the respective trigger level, and will calculate the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of the underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Trigger PLUS if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for PLUS). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2020	Page 11

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on June 24, 2020:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	25,445.94
52 Weeks Ago:	26,727.54
52 Week High (on 2/12/2020):	29,551.42
52 Week Low (on 3/23/2020):	18,591.93

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2015 through June 24, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on June 24, 2020 was 25,445.94. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2015 to June 24, 2020

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter (through June 24, 2020)	27,572.44	20,943.51	25,445.94

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on June 24, 2020:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,389.741
52 Weeks Ago:	1,530.083
52 Week High (on 1/16/2020):	1,705.215
52 Week Low (on 3/18/2020):	991.160

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2015 through June 24, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on June 24, 2020 was 1,389.741. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2015 to June 24, 2020

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter (through June 24, 2020)	1,536.895	1,052.053	1,389.741

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on June 24, 2020:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	3,050.33
52 Weeks Ago:	2,945.35
52 Week High (on 2/19/2020):	3,386.15
52 Week Low (on 3/23/2020):	2,237.40

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2015 through June 24, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on June 24, 2020 was 3,050.33. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2015 to June 24, 2020

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter (through June 24, 2020)	3,232.39	2,470.50	3,050.33

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to each of the INDU Index and the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the RTY Index, FTSE Russell, or any successor thereof.
Index closing value:

With respect to each of the INDU Index and the SPX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index or the SPX Index shall be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index shall be based on the alternate calculation of the RTY Index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Interest:	None
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Bull market or bear market PLUS:	Bull market PLUS
Postponement of maturity date:	If the scheduled valuation date is not an index business day with respect to an underlying index or if a market disruption event occurs with respect to an underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to such underlying index.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of

July 2020	Page 18

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

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Principal at Risk Securities

Additional Information About the Trigger PLUS
Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have

July 2020	Page 20

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index due August 5, 2025

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The net proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes and, in part, in connection with hedging our obligations under the Trigger PLUS through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the Trigger PLUS by taking positions in stocks of the underlying indices, futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of an underlying index on the pricing date, and therefore could increase the respective trigger level, which is the level at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of an underlying index

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and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying indices). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Trigger PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Trigger PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Trigger PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trigger PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Trigger PLUS.

Because we may be considered a party in interest with respect to many Plans, the Trigger PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment

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in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Trigger PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Trigger PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Trigger PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Trigger PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trigger PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Trigger PLUS are contractual financial instruments. The financial exposure provided by the Trigger PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Trigger PLUS. The Trigger PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Trigger PLUS.

Each purchaser or holder of any Trigger PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Trigger PLUS, (B) the purchaser or holder’s investment in the Trigger PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Trigger PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Trigger PLUS and (B) all hedging transactions in connection with our obligations under the Trigger PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Trigger PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Trigger PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.

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The sale of any Trigger PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Trigger PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Trigger PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Trigger PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Trigger PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $      per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the leverage factor, such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL and Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

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Principal at Risk Securities

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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